ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of June 28, 1996, by and among CENTRE COMMONS MRI, LTD., JEFFERSON MAGNETIC RESONANCE IMAGING, MONROEVILLE IMAGING CENTER, MAGNETIC RESONANCE IMAGING OF WESTERN PA, PITTSBURGH COMPUTERIZED TOMOGRAPHY ASSOCIATES and SOUTH HILLS COMPUTERIZED TOMOGRAPHY ASSOCIATES, each a Pennsylvania limited partnership (collectively, the "Partnerships") doing business as the ALLEGHENY OPEN MRI/CT GROUP (the "Seller"), USDL PITTSBURGH INC., a Delaware corporation ("Purchaser") and U.S. DIAGNOSTIC LABS INC., a Delaware Corporation ("USDL").

                              W I T N E S S E T H:

         WHEREAS, Seller is engaged in the business of owning and operating diagnostic imaging centers in the Pittsburgh, Pennsylvania area; and

         WHEREAS, USDL is engaged, in part, in the business of acquiring, owning and operating medical service facilities and desires to cause Purchaser, its wholly-owned subsidiary, to purchase all of the assets used in the operations of Seller (the operations of Seller being referred to herein as the "Business"); and

         WHEREAS, subject to the limitations and exclusions contained in this Agreement and on the terms and conditions hereinafter set forth, Seller desires to sell and Purchaser desires to purchase the assets of Seller used to operate the Business as described herein;

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         1.01. (a) PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement and the performance by the parties hereto of their respective obligations hereunder, at the Closing (as defined in Section 1.03(a) hereof), the Seller shall sell, grant, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from the Seller all of the Seller's right, title and interest in and to (a) the Business as a going concern, (b) all of the Seller's interest in the name "Allegheny Open MRI/CT Group" and all goodwill associated therewith, and (c) all of the assets, properties and rights of Seller used in the Business or used therein, of every kind and description, real, personal and mixed, tangible and intangible, wherever situated, including without limitation, all furniture, fixtures, equipment, inventory, customer lists, patient files, computers and computer software, all as more fully set forth on Schedule 1.01(a) hereto but excluding cash on hand on the Closing Date (as defined in Section 1.03(a) hereof) (which name, goodwill, assets, properties and rights are herein referred to as the "Assets"), free and clear of all


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
mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever except for the "Assumed Liabilities" (as defined in Section 1.05) and any such liens or security interests created pursuant to this Agreement.

                    (b) TRANSFER OF ASSETS. The transfer of the Assets as herein provided shall be effected by bills of sale, endorsements, assignments and other instruments of transfer and conveyance delivered by Seller to Purchaser on the Closing Date in form sufficient to transfer good and marketable title to the Assets free and clear of all liens, claims and encumbrances as contemplated by this Agreement. Seller hereby covenants and agrees that (i) it will, at any time and from time to time after the Closing Date, do all such further acts and things as may be reasonably requested by Purchaser for the effective transferring and delivering to Purchaser, or for aiding and assisting Purchaser in collecting and reducing to possession, any and all of the Assets; (ii) Purchaser, after the Closing Date, shall have the right and authority to collect, for the account of Purchaser, all checks, notes and other evidences of indebtedness or obligations to make payment of money and other items relating to the Assets as provided herein and to endorse with the name of Seller any such checks, notes or other instruments received after the Closing Date; and (iii) Seller will transfer and deliver to Purchaser any cash or other property that Seller may receive after the Closing Date in respect of or arising out of the Assets to the extent that such cash or property is rightfully the property of Purchaser.

                    (c) THIRD PARTY CONSENTS. Seller covenants and agrees that after the Closing Date, if requested by Purchaser, Seller will use its commercially reasonable efforts to obtain the consent and approvals of any parties to, and any governmental agencies or other persons or entities concerned with, any material contracts, licenses, leases, commitments, sales orders, purchase orders or other agreements or rights being assigned by Seller to Purchaser hereunder.

                    1.02. (a) PURCHASE PRICE. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of the Seller contained herein, and in full and complete consideration of the sale, assignment, transfer and delivery of the Assets the aggregate purchase price for the Assets (the "Purchase Price") shall be payable at the Closing as follows:

                    (i) a wire transfer to Seller in the amount of Twelve Million One Hundred Thousand Dollars ($12,100,000), ("Closing Payment"), to be paid at the Closing; and

                    (ii) the issuance of 750,000 shares of Common Stock of USDL ("USDL Common Stock"), subject to adjustment in the case of any stock splits, mergers or similar events prior to the Closing Date.

                    (iii) the assumption of certain debt and lease obligations pursuant to Schedules 1..05 and 3.10.

                    1.03. (a) CLOSING. The Closing of the transactions contemplated by this Agreement will take place at the offices of Bachner, Tally, Polevoy & Misher LLP, 380 Madison Avenue, New York, New York 10017 on June 28, 1996 at 10:00 A.M., or at such other place, date and time as the parties may agree in writing. The date of the Closing is herein referred to as the "Closing Date."

                  The Closing will be deemed to have occurred on April 1, 1996 for tax, accounting and other purposes.

                    (b) ITEMS TO BE DELIVERED AT CLOSING BY SELLER. At the Closing, Seller shall deliver to Purchaser the following:

                    (i) A bill of sale with covenants of warranty, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, as shall be necessary and effective to transfer and assign to, and vest in, Purchaser all of Seller's right, title and interest in and to the Assets in the form attached hereto as Exhibit "A" (the "Bill of Sale");

                    (ii) All of the agreements, contracts, commitments, leases, plans, instruments, computer programs and software, databases whether in the form of computer tapes or otherwise, related object and source codes, manuals and guidebooks, customer and subscriber lists, supplier lists, sales records, files, correspondence, rulings issued by governmental entities, and other documents, books, records, papers, files, office supplies and data belonging to Seller in the possession of Seller which are part of the Assets;

                    (iii) A Noncompetition Agreement, in the form attached hereto as Exhibit "B", executed by the persons listed in
                    Section 5.01(e) and Purchaser ("Noncompetition Agreement"); and

                    (iv) All consents to the assignment of material agreements required from third parties.

                  and simultaneously with such deliveries, all such steps will be taken as may be required to put Purchaser in actual possession and operating control of the Assets.

                    (c) ITEMS TO BE DELIVERED AT CLOSING BY PURCHASER. At the Closing, Purchaser shall deliver to Seller the following:

                    (i) The Closing Payment to the Seller;

                    (ii) The USDL Common Stock issuable to Seller;

                    (iii) The Registration and Sale Rights Agreement (the "Registration Agreement") in the form of Exhibit "C" hereto;

                    (iv) The Physician Services Agreement in the form of Exhibit "D" hereto;

                    (v) The Security Agreement in the form of Exhibit "E" hereto;

                    (vi) The Management Agreement in the form of Exhibit "F" hereto;

                    (vii) The Repurchase Option in the form of Exhibit "G" hereto; and

                    (viii) Documents reflecting the assignment and/or assumption of the liabilities set forth on Schedule 1.05 hereof.

                    1.04. FURTHER ASSURANCES. After the Closing, the Seller
                  shall from time to time, at the request of Purchaser, execute and deliver at no charge to Purchaser such other instruments of conveyance and transfer and take such other actions as Purchaser may reasonably request, in order to more effectively consummate the transaction contemplated hereby and to vest in Purchaser good and marketable title to the Assets being transferred hereunder.

                    1.05. ASSUMPTION OF LIABILITIES. At the Closing, Purchaser
                  shall assume and agree to pay, discharge or perform, as appropriate, only the liabilities and obligations of Seller (or its affiliates) either disclosed by Seller on Schedule
                  1.05 (the "Assumed Liabilities") in respect to the agreements, contracts, commitments and leases which are specifically identified on such Schedule 1.05 or other nonmaterial obligations of Seller which provide for aggregate payments over the term of the agreement of less than $10,000 per agreement.

                    1.06 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets acquired hereunder, the Noncompetition Agreements and other intangibles as set forth on Schedule 1.06 hereto. Seller, USDL and Purchaser each hereby covenant and agree not to take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the provisions of this
                  Section 1.06.

                  1.07 SETTLEMENT OF CERTAIN ACCOUNTS. All Seller's cash on hand at 6:00 p.m. on Saturday June 29, 1996 shall revert to Seller and all accounts receivable of Seller at such time shall be the property of Purchaser.

                                   ARTICLE II

                                 RELATED MATTERS

                    2.01. NAME. Seller will consent in writing to the use by
                  Purchaser of the name "Allegheny Open MRI/CT Group" or any similar name that may be used by Purchaser as required by the filing requirements of the Commonwealth of Pennsylvania or any other state in which the Purchaser is qualified to do business.

                    2.02. CONFIDENTIALITY. Each party hereto will hold and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, or (ii) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, without the other party's written consent, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof) shall be returned to the other party immediately upon the written request of such other party. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

                    2.03. MAIL RECEIVED AFTER CLOSING. Following the Closing,
                  Purchaser may receive and open all mail addressed to the Seller and deal with the contents thereof in its reasonable discretion to the extent that such mail and the contents thereof relate to the Business or Assets, and shall provide Seller with copies of all material communications dealt with by Purchaser.

                    2.04. REPRESENTATION ON USDL'S BOARD OF DIRECTORS. (a) As
                  soon as practical but in no event later than 30 days after the Closing Date, USDL shall cause Richard B. Kasdan, M.D. to be elected to the Board of Directors of USDL, to serve until the conclusion of the next annual meeting of stockholders in accordance with the By-Laws of USDL. After the first one-year term, the obligations hereunder shall be that USDL shall cause Dr. Kasdan or another designee of Seller to be nominated for election to USDL's Board of Directors and to recommend to the stockholders the election of such person to the Board of Directors of USDL for a period of two (2) successive one-year terms after the original one-year term. USDL shall pay the directors fees and the reasonable amount of out-of-pocket expenses of Seller's designees in attending such board or committee meetings in accordance with its ordinary and usual policies for the payment of directors fees and reimbursement of the expenses of outside directors.

                    (b) Notwithstanding anything to the contrary contained in
                  subsection (a) hereof, a director, other than the individual named in subsection (a) above, designated by Seller shall be subject to the approval of USDL's management, which will not unreasonably be withheld. Promptly after first proposing a candidate, Seller shall furnish to USDL such information as may be requested by USDL about Seller's designee (i) that is required to be included in a Registration Statement under the Securities Act or a Proxy Statement under the Exchange Act and
                  (ii) that would be required to be included in a Schedule 13D under the Exchange Act by Item 2 thereof if filed by the candidate with respect to ownership of USDL's securities.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                    Seller makes the following representations and warranties to
                  Purchaser, provided that the respresentations and warranties set forth in Sections 3.03(b), 3.05, 3.06, 3.07, 3.08(b),
                  3.11. 3.15, 3.16, 3.18 and 3.20 are not being made by the Allegheny Imaging Business Trust.

                    3.01. ORGANIZATION; GOOD STANDING. Each Seller is a limited partnership validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. The copies of the charter documents of the Seller to be delivered to Purchaser at the Closing will be complete and correct copies of such instruments as presently in effect.


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
                    3.02. AUTHORIZATION, ETC. The Seller has full power and
                  authority to enter into this Agreement and to carry out the transactions contemplated hereby. The General Partners of each Seller has taken all action required by law, the Seller's Certificate of Limited Partnership (the "Certificate") or otherwise, to be taken by them to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of the Seller enforceable in accordance with its terms. The General Partners have the authority to sign the Noncompetition Agreements.

                    3.03. NO VIOLATION. Neither the execution and delivery of
                  this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provision of the Certificate, or violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Seller under any agreement or commitment to which the Seller is a party or by which the Seller is bound, or to which the property of the Seller is subject, or (b) to Seller's knowledge, violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority known to Seller.

                    3.04 SECURITIES. The Seller is acquiring the USDL Common
                  Stock for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") except to partners and benficiaries of Seller.

                    3.05. NO UNDISCLOSED LIABILITIES; ETC. The Seller has no
                  material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against on its balance sheet or otherwise disclosed in writing to Purchaser, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof.

                    3.06. ACCOUNTS RECEIVABLE. All accounts receivable of the
                  Seller, whether reflected in the balance sheet or otherwise, represent revenues actually made in the ordinary course of business for services performed at Seller's facilities, and to the best of Seller's knowledge, are current and collectible subject to contractual reimbursement allowances in accordance with past practice.

                  3.07. ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in Schedule 3.07, since March 31, 1996, the Seller has not:

                    (a) Suffered any material adverse change in its working capital, financial condition, assets, liabilities, reserves, business or operations;

                    (b) Other than as set forth in Schedule 1.05, incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except non-material items incurred in the ordinary course of business and consistent with past practice, none of which exceeds $50,000 (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                    (c) Permitted or allowed any of the Assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind not listed on Schedule 1.05, except for liens for current taxes not yet due;

                    (d) Become aware of any event which may result in a
                  materially adverse effect on the financial condition, results of operations, business, Assets, Assumed Liabilities, or future prospects of the Business;

                    (e) Cancelled any material debts, waived any claims or
                  rights of substantial value or accepted a material purchase order, quotation, arrangement or understanding for future sale of services of Seller;

                    (f) Made any change in any method of accounting or
                  accounting practice;

                    (g) Paid, loaned or advanced any material amount to, or
                  sold, transferred or leased any material properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its partners or any affiliate or associate of any of its partners; or

                    (h) Agreed, whether in writing or otherwise, to take any
                  action described in this Section.

                    3.08. LITIGATION. Except as set forth in Schedule 3.08,
                  there is no pending or, to Seller's knowledge, threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving the Seller, the Business or the Assets, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby. The Seller is not (a) in default under or in violation of any material contract, commitment or restriction to which it is a party or by which it is bound; (b) to the best of Seller's knowledge, in material violation of, or in default with respect to, any law, rule, regulations, order, judgment, or decree; nor is Seller required to take any action in order to avoid such violation or default; and (c) subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area. Seller represents that it has made good faith efforts to comply with the federal anti-referral and anti-kickback rules, future compliance with which shall be the responsibility of Purchaser.

                    3.09. TITLE TO PROPERTIES; ENCUMBRANCES. Except as set forth on Schedule 3.09, the Seller has good, valid and marketable title to the Assets (except such Assets as are held pursuant to leases or licenses) free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances ("Encumbrances").


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
                    3.10. CONTRACTS AND COMMITMENTS. Schedule 3.10 contains a
                  true, complete and accurate list of all contracts, agreements instruments, leases, licenses or arrangements to which Seller is a party or by which any of the Assets are bound that involves performance of services or delivery of goods or materials to Sellers of an amount of value in excess of $10,000. Seller has furnished or will furnish prior to the Closing to the Purchaser (a) true and correct copies of all contracts, agreements and instruments referred to in Schedule 3.10; (b) true and correct copies of all leases and licenses referred to in Schedule 3.10; and (c) true and correct written descriptions of all supply, distribution or other arrangements or understandings referred in Schedule 3.10.

                    3.11. FACILITIES. The Seller does not have any knowledge of any defect in the structure of any building that the Seller is obligated to repair under the lease with respect thereto. The Seller has not received any notification that it is in violation of any applicable building, zoning, anti-pollution, health or other law, ordinance of regulation in respect of its facilities and no such violation exists. To Seller's knowledge, there are no laws, statutes or ordinances, or building or use restrictions applicable to the building, structures and appurtenances owned or leased by the Seller which might prohibit or impair the uses presently being made thereof.

                    3.12. TAXES. Seller has delivered or will deliver to
                  Purchaser prior to the Closing true, complete and correct copies of, and Schedule 3.12 lists, all of the federal and state tax returns filed by Seller since January 1, 1993 (the "Tax Returns"). To the best of its knowledge, the Seller has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of the properties, income, franchises, licenses, sales or payrolls of any of them); the reserves for taxes reflected in the Financial Statements are adequate; and there are no tax liens upon any property or assets of the Seller except liens for current taxes not yet due. To the best of its knowledge, all taxes that the Seller is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other person.

                    3.13. GOOD TITLE CONVEYED, ETC. The Seller has complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver to Purchaser, and upon consummation of the transactions contemplated by this Agreement, Purchaser will acquire, good, valid and marketable title to the Assets to be transferred to Purchaser hereunder, free and clear of all Encumbrances, except those referred to in Section 3.09 hereof. The Bill of Sale and the other instruments to be executed and delivered to Purchaser by the Seller at the Closing will be valid and binding obligations of the Seller, enforceable in accordance with their terms, and will effectively vest in Purchaser good, valid and marketable title to the Assets.

                    3.14. BROKERS AND FINDERS. The Seller and any of its
                  partners, officers, directors or employees has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

                    3.15. PERSONNEL. Schedule 3.15 sets forth a true and
                  complete list of the following information for each employee:

                    (a) the names, current salaries of all salaried employees
                  and the wage rates for non-salaried and non-executive salaried employees of the Seller by classification, accrued vacation and sick time;

                    (b) any employment agreements for any employee; and

                    (b) all group insurance programs in effect for employees of the Seller.

                    3.16. MALPRACTICE LIABILITY. To the best of Seller's
                  knowledge, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving the Seller relating to any service performed by the Seller or any of its employees and alleged to have resulted in any medical malpractice, nor is there any valid basis for any such action, proceeding or investigation.

                    3.17. TRADE NAMES, ETC. The Seller has been using the trade name "Allegheny Open MRI/CT Group" in Pennsylvania, and no claims have been asserted by any person to the use of such name.

                    3.18. EMPLOYEE BENEFIT PLANS. Except as set forth on
                  Schedule 3.18, the Seller does not have and none of its current or former employees are covered by, any bonus, deferred compensation, pension, profit-sharing, retirement, insurance, stock purchase, stock option or any other fringe benefit plan, arrangement or practice, other than standard health benefits, or any other employee benefit plan, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether formal or informal (collectively, the "Plans"). Schedule 3.19 contains an accurate and complete description of, and sets forth the annual amount payable pursuant to, each of those Plans. The Seller has performed and complied with all of its obligations under or with respect to such Plans and such Plans have operated in accordance with their terms. The Seller has no commitment, whether formal or informal and whether legally binding or not, to create any additional Plan.

                    3.19. CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES AND
                  OTHERS. Except for consents listed on Schedule 3.19 to be delivered pursuant to Section 1.01(c) hereof, to Seller's best knowledge. Seller is not required to obtain any consent, approval or authorization of, or declare, file or register with, any governmental or regulatory authority in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. To Seller's best knowledge, no consent of any other person is necessary on the part of Seller to the consummation of the transactions contemplated hereby.

                    3.20. COMPLIANCE WITH LAW. To the best of its knowledge, the operations of the Seller are and have been conducted in all material respects in accordance with all applicable laws, regulations and other requirements of all federal, state and local governmental authorities and agencies thereof having jurisdiction over the Seller, including, without limitation, all such laws, regulations and requirements relating to employment, equal opportunity, health, occupational safety, pension and securities matters. The Seller has not received any notification of any asserted present or past failure by the Seller to comply with such laws, rules or regulations. Seller represents that it has made good faith efforts to comply with the federal anti-referral and anti-kickback rules.

                    3.22 REFERRALS. Except as set forth on Schedule 3.21, since
                  January 1, 1996, there has been no material change in the pattern of referrals from Seller's twenty-five (25) largest referral sources, and no referral source has established a competing diagnostic imaging facility since that date.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF PURCHASER AND USDL

                    Purchaser and USDL each represents and warrants to the Seller as follows:

                    4.01. CORPORATE ORGANIZATION; ETC. Purchaser and USDL are
                  each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as now being conducted and to own the properties and assets it now owns. The copies of the charter documents of the Purchaser and USDL to be delivered to Seller will be complete and correct copies of such instruments as presently in effect.

                    4.02. AUTHORIZATION, ETC. Purchaser and USDL each has full corporate power and authority to enter into this Agreement, the Physician Agreement, the Management Agreement, the Security Agreement, the Repurchase Option and the Registration Agreement (the "Purchase Documents") and to carry out the transactions contemplated hereby. Purchaser and USDL has each taken all action required by law, its Certificate of Incorporation and By-Laws or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and the Purchase Documents are each a valid and binding agreement of Purchaser enforceable in accordance with its terms. The USDL Common Stock has been duly authorized, and when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable.

                    4.03. NO VIOLATION. The execution, delivery and performance by Purchaser of this Agreement, the Purchase Documents to which Purchaser is a party and consummation of the transactions contemplated hereby and thereby will not (with or without giving of notice for the lapse of time, or both) (i) violate any provisions of the Certificate of Incorporation or By-Laws of Purchaser or USDL, (ii) violate or require any consent, authorization or approval or, for exemption by, or filing under any provision of any law, statute, rule or regulation to which Purchaser or USDL is subject, (iii) violate any judgment, order, writ or decree of any court applicable to Purchaser or USDL, (iv) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any material contract, agreement or instrument to which Purchaser or USDL is a party or any of its assets is bound or (v) result in the creation or imposition of any Encumbrance upon its assets, which violation, conflict, breach, default acceleration or Encumbrance, or the failure to make or obtain such filing or consent, authorization or approval, with respect to the matters specified in clauses (ii) through (v) could, individually or in the aggregate reasonably be expected to have a material adverse effect on Purchaser or USDL or prevent or delay the consummation of the transactions contemplated by this Agreement.

                    4.04. FINANCIAL STATEMENTS. USDL has delivered to Seller
                  copies of its Annual Report on Form 10-KSB for the year ended December 31, 1995 and Quarterly Report on Form 10-QSB for the three months ended March 31, 1996 (the "Report"). The Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements in such Reports, together with the notes thereto, present fairly the financial position of USDL as of the respective dates indicated and the results of operations, changes in stockholders' equity (to the extent included in the Reports) and statements of cash flow of USDL for the respective periods indicated in the Reports and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

                    4.05 ABSENCE OF MATERIAL CHANGE. Subsequent to March 31,
                  1996, except as disclosed in the Reports, USDL has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of USDL, and there has not been any incurrence of short-term or long-term debt by USDL or any material adverse change in its condition (financial or other), net worth, results of operations, business or properties.

                    4.06 LICENSES AND PERMITS. USDL has sufficient licenses,
                  permits and other governmental authorizations as are required for the conduct of its business or the ownership of its properties and is in all material respects complying therewith except where the failure to obtain or comply with such permits would not have a material adversely affect the financial condition, results of operations, business or properties of USDL.

                    4.07. LITIGATION. There is no pending or threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against or involving Purchaser or USDL, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Purchaser or USDL pursuant to this Agreement or in connection with the transactions contemplated hereby; nor is there any valid basis for any such action, proceeding or investigation.

                    4.08. BROKERS AND FINDERS. The Purchaser, USDL and any of
                  their partners, officers, directors or employees has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V

                                    COVENANTS

                    5.01. The Seller hereby covenants and agrees with Purchaser:

                    (a) FULL ACCESS. Until the Closing, the Seller shall afford to Purchaser, its counsel, accountants and other representatives full access to the facilities, books and records of the Seller in order that Purchaser may have full opportunity to make such investigations as it shall desire to make of the affairs of the Seller; and the Seller will cause its officers and accountants to furnish such additional financial and operating data and other information as Purchaser shall from time to time request.

                    (b) APPROVAL OF PARTNERS. Each Seller and its General
                  Partners shall (i) cause a meeting of the Seller's partners to be duly called and held as soon as practicable, or arrange for the written consent of the partners of the Seller, for the purpose of voting on this Agreement and the transactions contemplated hereby, (ii) recommend approval and adoption of this Agreement and the transactions contemplated hereby to the Seller's partners and (iii) use their best efforts to obtain the necessary approval and adoption of this Agreement and the transactions contemplated hereby by the Seller's partners.

                    (c) CONSENTS. The Seller will use its best efforts to
                  obtain, prior to the Closing, all consents necessary to the consummation of the transactions contemplated hereby, including, without limitation, (i) the consent of each person holding a mortgage, lien or lease on real or personal property owned or leased by the Seller, to the transfer of such property or lease to Purchaser at the Closing; (ii) the consent of each lessor of real or personal property leased by the Seller to the assignment of the lessee's interest under the lease of such property to Purchaser; and (iii) use its best efforts to assist Purchaser in obtaining all necessary approvals from any governmental agencies or departments as may be necessary or desirable for Purchaser to fully operate the Business as contemplated. All such consents will be in writing and executed counterparts thereof will be delivered to Purchaser prior to the Closing. Purchaser use its best efforts to assist Seller in obtaining such consents. Notwithstanding the foregoing, with respect to any property lease for which a consent is not obtained prior to the Closing, until such consent is obtained, Seller will continue to pay all rents due thereunder and Purchaser will simultaneously reimburse Seller for such amount. With respect to the common area maintenance dispute for the Monroeville facility, Seller shall use its best efforts to resolve such dispute prior to Closing, and if such dispute is resolved after the Closing, Seller shall be responsible for all amounts due to the landlord that arose prior to the Closing Date and Purchaser shall be responsible for all amounts due for the period that begins on the Closing Date.

                    (d) OTHER TRANSACTIONS. Neither the Seller nor any General
                  Partner shall enter into any discussions concerning, or approve or recommend to any of its limited partners, any merger, consolidation, disposition of all or substantially all of the Business or Assets (other than pursuant to this Agreement), any tender offer, roll-up, acquisition or other business combination, or proposal therefor, or furnish or cause to be furnished any information concerning the Business or Assets of the Seller to any party in connection with any tender offer, roll-up or other transaction involving the acquisition of the Seller or all or any substantial part of its assets by any person other than Purchaser.

                    (e) NONCOMPETITION. From the Closing Date, and for a period of five (5) years hereafter Richard Kasdan, M.D., Daniel H. Shapira, Bernard D. Marcus and Robert L.Allman, II, will not, directly or indirectly, compete with the Business of the Seller, and agree to comply with the terms and conditions of the Noncompetition Agreements.

                    (g) COVENANT TO SATISFY CONDITIONS. The Seller will use its best efforts to insure that the conditions set forth in
                  Article VII hereof are satisfied, insofar as such matters are within the control of any of them.

                    5.02. USDL and Purchaser hereby covenant and agree with
                    Seller:

                    (a) COVENANT TO SATISFY CONDITIONS. Purchaser and USDL will each use its best efforts to insure that the conditions set forth in Article VI hereof are satisfied, insofar as such matters are within the control of any of them.

                    (b) CONSENTS. Purchaser and USDL will each use its best
                  efforts to assist Seller in obtaining all consents necessary for consummation of the transactions contemplated hereby.

                                   ARTICLE VI

                     CONDITIONS TO THE SELLER'S OBLIGATIONS

                    Each and every obligation of the Seller under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Seller:

                    6.01. REPRESENTATIONS AND WARRANTIES TRUE. The
                  representations and warranties of Purchaser and USDL contained in Article IV hereof shall be in all material respects true and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

                    6.02. PERFORMANCE. Purchaser and USDL shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

                    6.03. NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit,
                  action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

                    6.04. DELIVERY OF PURCHASE PRICE. Purchaser shall have
                  executed and delivered the Notes, the USDL Common Stock and the Closing Payment to Seller. In addition, Purchaser shall reimburse Seller for the $50,000 down payment advanced by such persons with respect to a new magnet for a diagnostic imaging center included in the Business.

                    6.05. NO INJUNCTION. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transaction contemplated hereby which the Seller deems unacceptable in its sole discretion.


                    6.06. MISCELLANEOUS CLOSING DOCUMENTS. At the Closing, the
                  Purchaser and USDL shall deliver to the Seller:

                    (i) Certificate of the Purchaser and USDL that the
                  representations and warranties of the Sellers contained in this Agreement are true and correct in all material respects as of the Closing Date, except for representations and warranties specifically relating to a time or times other than the Closing Date, which shall be true and correct in all material respects at such time or times;

                    (ii) Agreements of assignment and assumption with respect to the Assumed Liabilities;

                    (iii) Good Standing certificate dated within ten days prior to the Closing Date from the Secretary of State of Delaware for the Purchaser and USDL; and

                    (iv) A Secretary's Certificate as to the incumbency and
                  signature to each person executing the Purchase Documents and any closing certificates on behalf of Purchaser or USDL.


                                   ARTICLE VII

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

                    Each and every obligation of Purchaser under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Purchaser:

                    7.01. REPRESENTATIONS AND WARRANTIES TRUE. The
                  representations and warranties contained in Article III hereof, the Schedules and in all certificates and other documents delivered and to be delivered by the Seller and its partners to Purchaser or USDL pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

                    7.02. PERFORMANCE. The Seller shall have performed and
                  complied in all material respects with all agreements, obligations, conditions and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing.

                    7.03. APPROVALS. The approval of the partners of the Seller referred to in Section 5.01(c) hereof and all consents from third parties required of Seller pursuant to Section 3.19 to consummate the transactions contemplated hereby shall have been obtained.

                    7.04. NO GOVERNMENT PROCEEDING OR LITIGATION. No suit,
                  action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

                    7.05. NO INJUNCTION. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transaction contemplated hereby which the Purchaser deems unacceptable in its sole discretion.

                    7.06. MATERIAL CHANGE. Except as set forth on Schedule 3.07, from March 31, 1996 to the Closing Date, the Seller shall not have suffered any adverse change (whether or not such change is referred to or described in any supplement to the Schedules) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

                    7.07. MISCELLANEOUS CLOSING DOCUMENTS. At the Closing, in
                  addition to documents otherwise required to be delivered hereunder, the Seller shall deliver to the Purchaser:

                    (a) Duly executed assignments of all leases of personal property set forth on Schedule 3.13;

                    (b) The executed Bill of Sale;

                    (c) Certificate of the General Partner of the Seller that the representations and warranties of the Seller contained in this Agreement are true and correct in all material respects at and as of the Closing Date, except for representations and warranties specifically relating to a time or times other than the Closing Date, which shall be true and correct in all material respects at such time or times;

                    (d) Receipt acknowledging payment of the sums provided for in Section 1.02; and

                    (e) Good Standing certificate dated within ten days prior to the Closing Date from the Secretary of State of Pennsylvania for the Seller.

                    7.08. NONCOMPETITION AGREEMENTS. The Purchaser shall have
                  received at or prior to the Closing from the persons set forth in Section 5.01(f) a Noncompetition Agreement.

                                  ARTICLE VIII

                             [Intentionally Deleted]

                                   ARTICLE IX

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; NOTIFICATION OF CERTAIN EVENTS

                    9.01. INVESTIGATIONS; SURVIVAL OF WARRANTIES. Subject to the
                  limits contained in Article XI hereof, the representations, warranties and agreements of the Seller, USDL and Purchaser contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the Closing until June 30, 1997 and not be deemed waived or otherwise affected by any investigation made by any party hereto.

                    9.02 NOTIFICATION OF CERTAIN EVENTS. (a) Each party shall
                  give prompt notice to all other parties as soon as practicable after it has actual knowledge of (i) the occurrence, or failure to occur, of any event which would or would be likely to cause any party's representations or warranties contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Closing Date, or (ii) any failure on its part or on the part of any of its officers, directors, employees, representatives or agents to comply with or satisfy in any material respect any covenant, condition or agreement to be compiled with or satisfied by such party under this Agreement. Each party shall, in connection with such notices, deliver to the other parties a written disclosure schedule (a "Schedule of Breaches") as to any matter of which it becomes aware following execution of this Agreement which would constitute a breach of any representation, warranty, covenant, condition or agreement in this Agreement by such party identifying on such Schedule of Breaches the representation, warranty, covenant, condition or agreement which would be so breached.

                    (b) Upon Purchaser's receipt of any Updated Schedules or any
                  Schedule of Breaches, or upon the Seller's receipt of a Schedule of Breaches from the Purchaser, the party receiving any such Schedule or Schedules (the "nondisclosing party") shall have five business days from receipt of such Schedule or Schedules to give written notice to the party delivering such Schedule or Schedules (the "disclosing party") and all other parties hereto that (i) it will close the transactions contemplated hereby notwithstanding the new Schedule or Schedules, (ii) it will not close the transactions contemplated hereby based on such new Schedule or Schedules and thereby terminates this Agreement pursuant to this Article IX, or (iii) further investigation or negotiation is required for it to reach a determination whether or not to close the transactions contemplated hereby based on such new Schedule or Schedules.

                    (c) If the nondisclosing party notifies the disclosing and other parties that further investigation or negotiation are required pursuant to (iii) in Section 9.02(b) and:

                             (i) the parties thereafter are unable to reach
                    agreement on a mutually satisfactory means of resolving the matter(s) disclosed on the new Schedule or Schedules, the nondisclosing party shall have the right, in its discretion, to deliver written notice to all other parties hereto and terminate this Agreement pursuant to this Article IX.

                             (ii) the parties are able to reach agreement on a
                    mutually satisfactory means of resolving the matter(s) disclosed on the new Schedule or Schedule(s), such matter(s) shall not form the basis of any claim or cause of action by the nondisclosing party following the Closing, whether for indemnification pursuant to Article XI above or otherwise, unless the means of resolving such matter expressly provides for the ability to raise any such claim or cause of action following the Closing.

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

                    10.01. METHODS OF TERMINATION. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

                    (a) By mutual and joint consent of the Purchaser and the
                  Seller; or

                    (b) By Purchaser upon written notice to Seller given at any time prior to the Closing Date if all of the conditions precedent to the obligations of Purchaser and USDL set forth in this Agreement are not fulfilled; or

                    (c) By Seller upon written notice to Purchaser given at any time prior to the Closing Date if all of the conditions precedent to the obligations of Seller set forth in this Agreement are not fulfilled.

                    10.02. PROCEDURE UPON TERMINATION. In the event of
                  termination and abandonment by Purchaser pursuant to Section
                  10.01 hereof, notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by Purchaser or the Seller. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

                    (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                    (b) All confidential information received by any party
                  hereto with respect to the business of any other party shall be treated in accordance with Section 2.03 hereof; and

                    (c) No party hereto shall have any liability or further
                  obligation to any other party to this Agreement except as stated in subparagraphs (a) and (b) of this Section 10.02.

                                   ARTICLE XI

                                 INDEMNIFICATION

                    11.01. INDEMNIFICATION BY SELLER. (a) In the event that the transactions contemplated by this Agreement are consummated, the Seller shall indemnify Purchaser and USDL and hold it harmless from, against and in respect of and shall on demand reimburse such persons for: (i) all its losses, liabilities, damages, costs and expenses arising from any material misrepresentation or material breach of any representation, warranty, covenant or agreement on the part of the Seller under this Agreement; (ii) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against Purchaser and USDL that relate to Seller or the Business in which the principal event giving rise thereto occurred before the Closing Date or which result from or arise out of any action or inaction before the Closing Date of Seller or any employee, agent, representative or subcontractor of Seller; and (iii) any and all actions, suits, proceedings, elections, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity ("collectively, "Losses"). Notwithstanding the foregoing, in the event that a court of competent jurisdiction having final adjudicative authority and from which no appeal is available shall determine that the Purchaser or USDL is not entitled to indemnification, then the Purchaser or USDL shall not be entitled to recover its legal fees with respect to such claim from the Seller.

                    (b) Seller shall not be required to indemnify the Purchaser or USDL under Section 11.01(a) unless the amount of any Loss for which the Purchaser or USDL seeks indemnification under
                  Section 11.01(a), when aggregated with all other such Losses, exceeds $200,000. Seller's maximum liability hereunder shall not exceed $1,000,000 in the aggregate.

                    11.02. INDEMNIFICATION BY PURCHASER AND USDL. In the event that the transactions contemplated by this Agreement are consummated, the Purchaser and USDL shall each indemnify Seller and hold them harmless from, against and in respect of and shall on demand reimburse the Seller for: (i) all its losses, liabilities, damages, costs and expenses arising from or in connection with any misrepresentation or breach of any representation, warranty, covenant or agreement on the part of the Purchaser or USDL under this Agreement; (ii) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against Seller that relate to Purchaser, USDL or the Business in which the principal event giving rise thereto occurred after the Closing Date or which result from or arise out of any action or inaction after the Closing Date of Purchaser or USDL or any officer, employee, agent, representative or subcontractor of Purchaser or USDL; and (iii) any and all actions, suits, proceedings, elections, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity. Notwithstanding the foregoing in the event that a court of competent jurisdiction having final adjudicative authority and from which no appeal is available shall determine that the Seller is not entitled to indemnification then the Seller shall not be entitled to recover its legal fees with respect to such claim from the Purchaser or USDL.

                    11.03. PROCEDURES FOR INDEMNIFICATION. Promptly after
                  receipt by an indemnified party under Sections 11.01 or 11.02 of notice of the commencement of any action for which indemnification may be available under Section 11.01 or 11.02 such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability (except counsel fees incurred as a result of the failure to notify) that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall elect, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and costs and expenses of legal counsel, if the indemnified party and the indemnifying party are both parties to the action and the indemnified party has been advised by counsel that there may be one or more defenses available to it and not available to the indemnifying party. If an indemnifying party assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnified party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld). Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall have the right to participate in such action and not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

                    11.04. SATISFACTION OF INDEMNIFICATION CLAIMS. In order to provide security for Purchaser's potential indemnification claims, Seller agrees that it will retain and not distribute at least $1,000,000 from the Closing Payment until June 30, 1997. Such reserve shall consist of at least $500,000 in cash and 45,000 shares of USDL Common Stock. All indemnification obligations pursuant to this Article XI shall be paid within a reasonable period of time after a claim for indemnification has been made and its validity finally determined.

                    11.05. LIMITATIONS ON CLAIMS. All claims for indemnification under this Article XI must be brought within one (1) year of the Closing Date.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                    12.01. AMENDMENT AND MODIFICATION. Subject to applicable
                  law, this Agreement may be amended, modified and supplemented by written agreement of the Seller, USDL and Purchaser at any time prior to the Closing with respect to any of the terms contained herein.

                    12.02. WAIVER OF COMPLIANCE. Any failure of the Seller, on the one hand, or Purchaser and USDL, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the Chairman of the Board or President of Purchaser or the General Partner of the Seller, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                    12.03. EXPENSES; TRANSFER TAXES, ETC. If the transactions
                  contemplated by this Agreement are not consummated, then
                  Section 10.02(c) shall govern the payment of expenses. If the transactions contemplated by this Agreement shall be consummated, the Seller agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it and Purchaser and USDL agree that all fees and expenses incurred by them in connection with this Agreement shall be borne by them, including, without limitation as to the Seller or Purchaser or USDL, all fees of counsel and accountants. The Seller agrees that it will pay all transfer taxes which may be payable in connection with the transactions contemplated by this Agreement.

                    12.04. NOTICES. All notices, requests, demands and other
                  communications required or permitted hereunder shall be in writing and shall be deemed to have been duly delivered upon personal delivery, 48 hours after deposit in the United States mail, certified or registered mail, return receipt requested, or 24 hours after delivery to an overnight courier that guarantees next-day delivery:

                              (a)     If to the Seller, to:

                                      Richard B. Kasdan, M.D.
                                      Associates in Neurology
                                      5750 Centre Avenue, Suite 100
                                      Pittsburgh, Pennsylvania 15206
                                      Fax:  (412) 361-1014

                                      Bernard D. Marcus
                                      Trustee, Allegheny Imaging Business Trust
                                      c/o Marcus & Shapira LLP
                                      One Oxford Center, 35th Floor
                                      301 Grant Street
                                      Pittsburgh, Pennsylvania
                                      Fax:  (412) 391-8758

                                      with a copy to:
                                      Ronald Saupe, Esq.
                                      Marcus & Shapira LLP
                                      One Oxford Center, 35th Floor
                                      301 Grant Street
                                      Pittsburgh, Pennsylvania 15219
                                      Fax:  (412) 391-8758

                    or to such other person or address as the Seller shall furnish to Purchaser in writing.

                              (b)     If to USDL or Purchaser, to:

                                      Jeffrey A. Goffman, Chairman
                                      U.S. Diagnostic Labs Inc.
                                      777 South Flagler Drive
                                      West Tower, Suite 1006
                                      West Palm Beach, Florida  33401
                                      Fax:  (407) 833-8391
                    or to such other person or address as Purchaser shall furnish to the Seller in writing.


                    12.05. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

                    12.06. PUBLICITY. Neither the Seller, Purchaser nor USDL
                  shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

                    12.07. GOVERNING LAW. This Agreement shall be governed by
                  and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law doctrine. All claims, disputes or causes of action arising out of this Agreement shall be brought in the federal court, if jurisdiction is available, or state courts situated in Allegheny County, Pennsylvania.

                    12.08. COUNTERPARTS. This Agreement may be executed
                  simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    12.09. HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

                    12.10. ENTIRE AGREEMENT. This Agreement, including the
                  Exhibits and Schedules hereto; and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

                    12.11. THIRD PARTIES. Except as specifically set forth or
                  referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

                    12.12. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid and unenforceable.

                    12.13. ENFORCEMENT. In the event either party resorts to
                  legal action to enforce this Agreement, the prevailing party shall be entitled to recover the reasonable costs of such action, including, without limitation, reasonable attorneys' fees at both trial and appellate levels.



        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.




  U.S. DIAGNOSTIC LABS INC.                  USDL PITTSBURGH INC.

  By: /s/ Jeffrey A. Goffman                 By: /s/ Jeffrey A. Goffman
     -----------------------------               ----------------------------
     Jeffrey A. Goffman, Chairman                Jeffrey A. Goffman, President



   CENTRE COMMONS MRI, LTD.

  Allegheny Imaging Business Trust
  a Pennsylvania Business Trust, General Partner

  By:     /s/ Bernard D. Marcus
          -------------------------------
          Bernard D. Marcus, Trustee



  Centre Commons MRI P.C. General Partner

  By:     /s/ Richard B. Kasdan
          -------------------------------
          Richard B. Kasdan, M.D., President



  JEFFERSON MAGNETIC RESONANCE IMAGING

  Allegheny Imaging Business Trust
  a Pennsylvania Business Trust, General Partner

  By:     /s/ Bernard D. Marcus
          --------------------------------
          Bernard D. Marcus, Trustee

  Jefferson MRI, Inc.

  By:     /s/ Richard B. Kasdan
          ----------------------------------
          Richard B. Kasdan, M.D., President



  MONROEVILLE IMAGING CENTER

  Allegheny Imaging Business Trust
  a Pennsylvania Business Trust, General Partner

  By:     /s/ Bernard D. Marcus
          ----------------------------------
          Bernard D. Marcus, Trustee



  Monroeville Imaging Center, P.C. General Partner

  By:     /s/ Richard B. Kasdan
          ----------------------------------
          Richard B. Kasdan, M.D., President



  MAGNETIC RESONANCE IMAGING OF WESTERN PA

  Allegheny Imaging Business Trust
  a Pennsylvania Business Trust, General Partner

  By:     /s/ Bernard D. Marcus
          ---------------------------------
          Bernard D. Marcus, Trustee



  MRI of Western Pennsylvania Inc., General Partner

  By:     /s/ Richard B. Kasdan
          ---------------------------------
          Richard B. Kasdan, M.D., President

  PITTSBURGH COMPUTERIZED TOMOGRAPHY ASSOCIATES

  Allegheny Imaging Business Trust
  a Pennsylvania Business Trust, General Partner

  By:     /s/ Bernard D. Marcus
          ---------------------------------
          Bernard D. Marcus, Trustee


  By:     /s/ Richard B. Kasdan
          ---------------------------------
          Richard B. Kasdan, M.D., General Partner



  SOUTH HILLS COMPUTERIZED TOMOGRAPHY ASSOCIATES

  Allegheny Imaging Business Trust
  a Pennsylvania Business Trust, General Partner

  By:     /s/ Bernard D. Marcus
          -----------------------------------
          Bernard D. Marcus, Trustee

  By:     /s/ Richard B. Kasdan
          -----------------------------------
          Richard B. Kasdan, M.D., General Partner